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                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)


                                                             2000         1999          1998         1997         1996
                                                            -------      -------      -------      -------      -------

Net income ............................................     $ 1,902      $   744      $   450      $ 1,097      $   863
Provision for Income Taxes ............................       1,556          473          244        1,010        1,038
Equity in Earnings of Affiliates ......................        (277)        (150)         (22)         (40)          25
                                                            -------      -------      -------      -------      -------
Pretax Income before Adjustment for Minority
   Interests in Consolidated Subsidiaries or
   Income or Loss from Equity Affiliates ..............       3,181        1,067          672        2,067        1,926
Fixed Charges (see below) .............................         445          412          337          174          188
Amortization of Capitalized Interest ..................          41           46           40           46           53
Distributed Income in Equity Affiliates ...............         134           77          105           58           85
Capitalized Interest ..................................         (17)          (6)         (72)         (94)         (75)
                                                            -------      -------      -------      -------      -------
Total Adjusted Earnings Available for Payment of
   Fixed Charges(a)(b) ................................     $ 3,784      $ 1,596      $ 1,082      $ 2,251      $ 2,177
                                                            =======      =======      =======      =======      =======

Ratio of Earnings to Fixed Charges ....................         8.5          3.9          3.2         12.9         11.6
Fixed Charges
    Interest and Debt Expense - Borrowings ............     $   338      $   311      $   199      $    36      $    74
    Capitalized Interest ..............................          16            6           72           94           75
    Rental Expense Representative of Interest
       Factor .........................................          91           95           66           44           39
                                                            -------      -------      -------      -------      -------
Total Fixed Charges ...................................     $   445      $   412      $   337      $   174      $   188
                                                            =======      =======      =======      =======      =======

Ratio of Earnings to Fixed Charges Excluding
   Special Items
    Earnings From Above ...............................       3,784      $ 1,596      $ 1,082      $ 2,251      $ 2,177
    Special Items (pretax)(c) .........................          44           60          454          (91)         (22)
                                                            -------      -------      -------      -------      -------
Earnings Adjusted For Special Items ...................     $ 3,828      $ 1,656      $ 1,536      $ 2,160      $ 2,155
                                                            =======      =======      =======      =======      =======
Fixed Charges From Above ..............................     $   445      $   412      $   337      $   174      $   188
                                                            =======      =======      =======      =======      =======
Ratio of Earnings Adjusted For Special Items to
   Fixed Charges ......................................         8.6          4.0          4.6         12.4         11.5

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a)  Equity affiliate pretax losses, where incurred, include no guaranteed payments.

b)  There are no fixed charges in subsidiaries with minority interests.

c) Includes special items as reported in Conoco's form 10-K for 2000 and prior years.